Exhibit 99.1

Investor Contacts:	Media Contacts:
Allison Ryan	Lainie Keller
allison.ryan@bausch.com	lainie.keller@bausch.com
(877) 354-3705 (toll free)	(908) 927-1198
(908) 927-0735

Bausch + Lomb Announces Key Leadership Changes

VAUGHAN, Ontario, June 1, 2023 – Bausch + Lomb Corporation (NYSE/TSX: BLCO) (“Bausch + Lomb” or the “Company”), a leading global eye health company dedicated to helping people see better to live better, announced a reshaping of its executive leadership team, including the elevation of all business unit heads. Luc Bonnefoy, senior vice president (SVP), Surgical; John Ferris, SVP, Consumer; and Yang Yang, SVP, Vision Care; will join the executive management team of the Company reporting directly to Brent Saunders, chairman and CEO. Concurrent with this change, Joseph Gordon, president, Global Consumer, Surgical and Vision Care, will transition to the role of Strategic Advisor to Saunders. Additionally, Louis Yu, Ph.D., executive vice president (EVP) and Chief Quality Officer, has notified Bausch + Lomb of his intent to retire later this summer, and the Company will commence an internal and external search for his replacement.

“I rejoined Bausch + Lomb because I am confident that we can build upon our 170-year legacy of innovative eye health products and bring forward the next generation of solutions to meet the ever-changing eye care needs of patients globally. With these changes to the executive management team, our leaders will be closer to customers and patients, which will set the stage for accelerated growth and propel Bausch + Lomb toward a highly competitive, efficient and effective future,” said Saunders. “The next chapter of Bausch + Lomb is built upon the efforts of the strong business unit leadership we’ve had for the past several years.”

“I’d also like to express my deep gratitude to Joe Gordon and Louis Yu. Under Joe’s leadership, the Company has built a broad and diverse commercial platform across many geographies, and we are fortunate to have his continued expertise in his new role. I also want to thank Louis for the vast contributions he has made throughout his entire career to ensure patients all around the world receive top-quality health care products and solutions,” continued Saunders.

About Bausch + Lomb

Bausch + Lomb is dedicated to protecting and enhancing the gift of sight for millions of people around the world – from the moment of birth through every phase of life. Its comprehensive portfolio of more than 400 products includes contact lenses, lens care products, eye care products, ophthalmic pharmaceuticals, over-the-counter products and ophthalmic surgical devices and instruments. Founded in 1853, Bausch + Lomb has a significant global research and development, manufacturing and commercial footprint with approximately 13,000 employees and a presence in nearly 100 countries. Bausch + Lomb is headquartered in Vaughan, Ontario with corporate offices in Bridgewater, New Jersey. For more information, visit www.bausch.com and connect with us on Twitter, LinkedIn, Facebook and Instagram.

Forward-looking Statements

This news release may contain forward-looking statements, which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “will,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions.

These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties associated with our ability to attract, retain and motivate our executives and other key employees and the plans and objectives of the new executive leadership team. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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